EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
               In connection with the Quarterly Report of Cronos Global Income Fund XVI, L.P. (the “Registrant”) on Form 10-Q for the quarterly period ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Dennis J. Tietz, President and Director of Cronos Capital Corp., the General Partner of the Registrant, and Frank P. Vaughan, Chief Financial Officer of Cronos Capital Corp., certify, based on their knowledge, that:
(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Registrant.
November 5, 2008

By	/s/ Dennis J. Tietz
Dennis J. Tietz, President and Director of Cronos
Capital Corp., General Partner of the Registrant

/s/ Frank P. Vaughan
Frank P. Vaughan, Chief Financial Officer of
Cronos Capital Corp., General Partner of the Registrant

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

*	This certification, required by Section 906 of the Sarbanes-Oxley Act of 2002, other than as required by Section 906, shall not be deemed to be “filed” with the Commission or subject to the rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of said Act.